                                                                    Exhibit 10.5

                                 LEASE AGREEMENT

      This Lease Agreement is made this 12th day of December 1997, between MYRIAD DEVELOPERS, L.C., an Iowa limited liability company, (the "LANDLORD") and UROSURGE, INC., A Delaware corporation, (the "TENANT")

                                    Schedule

NAME OF TENANT:                   UroSurge, Inc.
LOCATION OF BUILDING:             Oakdale Campus (Building 2)
                                  Coralville, Iowa
LEGAL DESCRIPTION:                A portion of Lot 4, Oakdale Research Park
                                  See attached.
DESCRIPTION OF LEASED             11,500 square feet located in the
PREMISES:                         center and east end of the Building.
TENANT'S USE OF PREMISES:         office space
RENTABLE SQUARE FEET:             11,500
ANNUAL BASE RENT:                 $96,600.00
MONTHLY RENT:                     $8,050
RATE PER SQUARE FOOT PER YEAR:    $8.40, plus additional rent, subject to adjustment
TERM OF LEASE:                    29 months with one five-year
                                  option to renew.
COMMENCEMENT DATE:                January 1, 1998
TOTAL RENTABLE SQUARE FOOTAGE
IN BUILDING:                      14,904
PROPORTIONATE SHARE OF TAXES,
INSURANCE, MAINTENANCE AND
OTHER EXPENSES:                   As set by Landlord.
REQUIRED DEPOSIT:                 None
PARKING:                          33 spaces surrounding the Building.
TERMINATION DATE OF LEASE:        29 months from commencement date subject to option.


LANDLORD -- MYRIAD DEVELOPERS, L.C.
            an Iowa limited liability company


            By  /s/ PATRICK H. MURPHY
                ------------------------------------
                MANAGER                      , AGENT
                -----------------------------


TENANT   -- UROSURGE, INC.
            A Delaware corporation


            By  [SIG]
                ------------------------------------
                PRES. & C.E.O.
                ------------------------------------


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                                       -2-

      1. LEASING AGREEMENT AND TERM. Landlord hereby leases to Tenant, and Tenant hereby leases the Premises, from the Landlord for a term commencing January 1, 1998, and terminating June 1, 2000 unless sooner terminated or renewed according to the terms hereof. The Premises shall be occupied and used by the Tenant only for the uses described herein.

      2. USE OF PREMISES. The Premises shall be occupied and used by the Tenant only for those purposes and uses allowable hereunder. The Tenant's use, and this Lease, are subject to the terms and conditions of a certain Land Lease entered into on the 31st day of October 1994, by and between IOWA RESEARCH PARK CORPORATION, as "Lessor" and MYRIAD DEVELOPERS, L.C., as "Lessee," a copy of which is attached hereto. The Tenant represents that it has reviewed all provisions contained therein, including those provisions applicable to the use of the Building and Tenant covenants it shall comply with the terms and conditions thereof applicable to Tenant. The Tenant hereby represents that the Premises will be used for the following purposes: laboratory; business and administrative; offices for research, development, marketing, and sales activities; and light manufacturing. Any changes in said use shall be subject to and in compliance with the provisions hereof.

      3. RENT. Tenant shall pay to Landlord at Landlord's office in the City of Cedar Rapids, Iowa or to such other person or at such other place as directed from time to time by notice to the Tenant from Landlord the annual base rent as set forth in the Schedule in equal monthly installments as set forth in the Schedule. Each monthly installment shall be payable in advance promptly on the first day of each calendar month during the term of this Lease and shall bear interest at the rate of 10 percent (10%) per annum from and after the l0th day of the month if not then paid until the date when paid. If the term should commence or terminate on a day other than the first day of the month, then the rent for the first and last month shall be prorated for such fractional month. All rent payable by Tenant hereunder shall be net to Landlord. All expenses and obligations of every kind and nature whatsoever relating to the Building, which may arise or become due during the term of this Lease including, but not limited to, taxes, utilities, insurance, and maintenance shall be paid by the Tenant and Tenant shall indemnify and hold the Landlord harmless from said expenses. This Lease is a net Lease and Landlord shall have no expenses associated with the Building.

      4. ADDITIONAL RENT. In addition to the base rent provided for above and on the schedule, the Tenant shall pay, as additional rent, the following:

            A. Taxes and Special Assessments. The Tenant shall pay, as additional rent, its proportionate share of the real estate taxes accruing from the commencement date and all special assessments due and payable during the Lease term, and a prorated share of all taxes and special assessments becoming payable after the termination of the Lease for periods during the term of the Lease, which amounts shall be paid monthly with the base rent. The Landlord shall notify the Tenant of any increases in taxes during the term of this Lease. All other sums required to be paid by tenant hereunder shall be deemed additional rent. Tenant's proportionate share shall be rentable square feet (11,SOO square feet) divided by total rentable square footage in the building (14,904 square feet) times the actual taxes for building number two and taxes for the associated parking.

            B. Insurance. The Tenant shall pay and reimburse the Landlord, upon request by the Landlord, its proportionate share of the cost of insurance procured and maintained by the Landlord hereunder as per section 11 of the Agreement based on the square footage of the Leased Premises compared to the total square footage of the Building. All sums requested hereunder by the Landlord shall be paid by the Tenant within 15 days thereof, or the Landlord has the right to require the Tenant to pay one-twelfth of the cost of all insurance monthly with the base rent. Tenant's proportionate share shall be rentable square feet (11,500 square feet) divided by total rentable square footage in the building (14,904 square feet) times the cost of insurance procured and maintained by the Landlord as described above.

            C. Maintenance. The Tenant shall pay its proportionate share of all the costs of maintaining, repairing, operating and replacing all improvements to the real estate on which the rental premises is located including, but not limited to, parking lot, lighting, exterior maintenance of the Building, hallways, entryways, heating, cooling, and ventilating systems, any and all facilities and services provided to the Building (except where the Tenant is responsible for all such costs hereunder), snow removal, care of lawn and landscaping, and utilities. The Tenant shall pay to the Landlord, upon demand, monthly with all other sums due hereunder, Tenant's proportionate share of all such maintenance costs incurred by Landlord. Tenant's proportionate share shall be rentable square feet (11,500 square feet) divided by total rentable square footage in the Myriad Technology Plaza (currently 24,908 square feet), located on lot 4 of the Oakdale Research Park, times maintenance costs for the complex; excluding replacement of HVAC and EDPM roof for the complex buildings. Tenant shall also contribute a proportionate share to reserve for replacement EDPM roof and HVAC. Tenants annual share to reserve replacement EDPM roof and HVAC shall be $3,570 to be paid monthly with all other sums due hereunder.

      5. Utilities. Landlord will furnish nonducted heating, ventilation and air conditioning, telephone, electric service and plumbing as described in paragraph 19 hereof. Tenant will pay for all utility costs and charges during the lease term with respect to the Premises upon demand by the Landlord. The Premises shall be separately metered and the Tenant shall pay all such utility charges directly to the provider.

      6. Services. Tenant shall keep the Premises clean, neat, and shall provide its own janitor and cleaning services. Tenant will keep the windows clean inside and keep the inner walls painted or washed to maintain a neat appearance.

      7. Parking. The Tenant for itself and its invitees and guests shall have use of the space surrounding the Building which has been constructed by the Landlord for parking purposes, subject to parking rights granted to other tenants and their invitees. The Tenant shall have the exclusive use of 33 parking spaces requested by Tenant.

      8. Recording. Except for recording of a memorandum of this Lease which may be accomplished only if approved by Landlord, nothing contained shall empower Tenant to do any act which can, shall or may encumber the interest or title of Landlord or its assignee in and to the ground or Building.

      9. Mortgage by Landlord. From time to time either before or after the execution of this Lease and before the termination of the term thereof, Landlord may execute a mortgage or trust deed in the nature of a mortgage of Landlord's interest in the Building. IN SUCH EVENT:

            A. If requested by the mortgagee or trustee, Tenant will subordinate its interest in this Lease to said mortgage or trust deed and will execute such subordination agreement or agreements as may he reasonably required by said mortgagee or trustee, provided, however, that so long as Tenant shall not be in default under this Lease, its right of possession and enjoyment of the Premises shall be and remain undisturbed and unaffected by said mortgage or trust deed or by any foreclosure proceedings thereunder, and any subordination agreement executed pursuant to this paragraph shall contain language specifically so providing.

            B. Should such mortgage be foreclosed, the liability of the mortgagee, trustee or purchaser at such foreclosure sale or the liability of a subsequent owner designated as Landlord under this Lease, shall exist only so long as such trustee, mortgagee, purchaser or owner is the owner of the subject real estate and such liability shall not continue or survive after further transfer of ownership.

            C. Landlord agrees promptly to notify Tenant of the placing of any mortgage or trust deed against the leasehold estate of which the Building forms a part and Tenant agrees in the event of any act or omission by Landlord which would give Tenant the right to terminate this Lease or to claim a partial or total eviction, Tenant shall not exercise any such right (i) until it has notified in writing the holder of any mortgage which at the time shall be a lien on the Building, if the name and address of such holder shall previously have been furnished by written notice to Tenant, of such act or omission, and (ii) until a reasonable period, not exceeding thirty (30) days, for commencing the remedying of such act or omission shall have lapsed following the giving of such notice, and (iii) such holder, with reasonable diligence shall not have so commenced and continued to remedy such act or omission or to cause the same to be remedied. During the period between the giving of such notice and the remedying of such act or omission, the rental herein recited shall be abated and apportioned to the extent that any part of the Building shall be untenantable.

            D. If such mortgage be foreclosed, upon request of the mortgagee or trustee, Tenant will attorn to the purchaser at any foreclosure sale thereunder and will execute such instruments as may be necessary or appropriate to evidence such attornment. Likewise Tenant will attorn to the leasehold mortgagee in the event said leasehold mortgagee should ever become the owner of the leasehold estate covered by its mortgage or should become the owner of any new lease in replacement or substitution of such leasehold estate.

      10. Certain Rights Reserved to the Landlord. The Landlord preserves the following rights:

            A. Occupancy. During the last one hundred twenty (120) days of the term of this Lease, if during or prior to that time the Tenant vacates the Premises,

                                      -6-
                  to decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy.

            B. Pass keys. To have pass keys to the Premises for access to the Premises in the event of emergencies requiring Landlord's action to prevent or limit damages to the Building.

            C. Access for Inspections. To have access for the purpose of inspecting the condition of the Premises, at convenient times and with reasonable advance notice provided to Tenant.

            D. Show Building. To show the Premises to prospective tenants or brokers during the last 120 days of the term of this Lease as extended, and to prospective purchasers at all reasonable times provided prior notice is given to Tenant in each case and the Tenant's use and occupancy of the Premises shall not be materially inconvenienced by any such action of the Landlord.

            E. Heavy Equipment. To approve the weight, size and location of safes or heavy equipment of articles which articles may be moved, in, about, or out of the Premises only at such times and in such manner as Landlord shall approve and, in all events, however, at Tenant's sole risk and responsibility.

      The Landlord may enter the Premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of the Tenant's use or possession and without being liable in any manner to the Tenant.

      11. Liability Claims. Tenant waives all claims it may have against Landlord, its agents or Employees for damage to person or property sustained by Tenant or any occupant or other person resulting from any cause, except if caused by the negligence of the Landlord, its agents or employees.

      Landlord shall carry fire and extended coverage insurance insuring the full replacement value of the Premises provided by the Landlord, and Tenant shall waive any rights of action against Landlord for loss or damage covered by such insurance, and the policies shall permit such waiver. Tenant shall reimburse the Landlord for the proportionate share of cost of said insurance and all other insurance the Landlord deems necessary, as provided in paragraph 4 above. Tenant shall carry fire and extended coverage insurance insuring the full replacement value of Tenant improvements in the Building and its interest in furniture, and supplies, and Tenant shall waive any rights of action against Landlord for loss or damage covered by such insurance, and the policies shall permit such waiver.

      Tenant will secure and maintain general liability insurance naming the Tenant and Landlord as insureds from financially responsible insurance companies. If Tenant occupies space in which there is exterior plate glass, then Tenant shall be responsible for the damage, breakage or repair of such plate glass. If any damage to the Building results from any act or neglect of the Tenant, the Landlord may at the Landlord's option, without any obligation to do so, repair such damage, and the Tenant shall thereupon pay to the Landlord the total cost of such repairs and damages to the Building.

      The parties agree that Tenant shall maintain public liability insurance, pursuant to the terms of this paragraph, with minimum limits of $1,000,000 aggregate and shall furnish the certificate to Landlord showing said insurance is in full force and effect.

      12. Conditions of Building. During the term of this Lease, Tenant shall maintain, at its sole cost, in good condition and repair, the Premises, all leasehold improvements contained therein and all components including, but not limited to utilities, heating, ventilating, and cooling systems, electrical and plumbing, and plate glass for which the Tenant is responsible hereunder. In the event the Tenant fails to maintain the Premises as required by this paragraph, then the Landlord may restore the Premises in such condition, and the Tenant shall pay the costs thereof. Failure of the Tenant to fulfill its obligations of this paragraph, shall constitute a default hereunder. At the termination of the lease, the Tenant shall return the Premises to the Landlord in good condition and repair with reasonable wear and tear excepted, and, if the Tenant does not default hereunder, the Tenant may remove any removable fixtures other than light fixtures and other like equipment installed by the Tenant if, and only if, such removals are done and good and workmanlike manner and if the Premises and all surfaces are restored to conditions reasonably acceptable to the Landlord.

      13. Alterations. After construction of the Building by Landlord and completion of fixtures and interior improvements by Tenant, Tenant shall not make alterations in or additions to the Building unless Tenant has obtained Landlord's written permission to do so, and subject to Tenant's not being in default hereunder and subject to furnishing Landlord with acceptable plans and specifications, the names and addresses of contractors, copies of contracts, necessary permits and indemnifications as requested by the Landlord and lien waivers as to any and all claims, costs, liabilities, and expenses which may arise in connection with said alterations or additions. As a further condition to Landlord's consent to said alterations or additions, Tenant shall advise all subcontractors, suppliers, materialmen, and laborers that they shall not have the right to file a Mechanic's Lien against the Building and property owned by the Landlord. Whether the Tenant furnished the Landlord the foregoing or not, the Tenant hereby agrees to hold the Landlord harmless from any and all liabilities of every kind and description which may arise out of or be conducted in any way with said alterations or additions. Before commencing any work in connection with alterations or additions, the Tenant, if requested by Landlord, shall furnish the Landlord with certificates of insurance from all contractors performing labor or furnishing materials insuring the Landlord against any and all liabilities which may arise out of or be connected in any way with said additions or alterations. The Tenant shall pay the cost of all such alterations and additions and also the cost of decorating the Premises occasioned by such alterations and additions.

      Upon completing any alterations or additions, the Tenant, if requested by Landlord, shall furnish the Landlord with contractors' affidavits and full and final waiver of lien and receipted bills covering all labor and material expended and used. All alterations and additions shall comply with all insurance requirements and with all relevant laws, ordinances, or regulations of municipalities, counties, state, and other governmental units or departments and agencies thereof. All alterations and additions shall be constructed in a good and workmanlike manner and only good grades of materials shall be used. All additions, excepting removable fixtures other than light fixtures, shall become the Landlord's property and shall remain upon the Premises at the termination of this Lease by lapse of time or otherwise without compensation or allowance or credit to the Tenant. If the Tenant does not remove the Tenant's fixed furniture, equipment, machinery, fixtures, and all other items of personal property of every kind and description from the Premises prior to the end of the term, however ended, which the Tenant does not have the right to remove if it is in default hereunder, then Tenant shall conclusively presumed to have conveyed the same to the Landlord under this Lease as a bill of sale without further payment or credit by Landlord to the Tenant. All structural changes made by Tenant shall be restored to their original condition at the Tenant's expense if Landlord so requests. Tenant's violation of any of the terms and conditions of this numbered paragraph 13 shall constitute a default hereunder.

      14. Rules and Regulations. The Tenant shall abide by all reasonable rules and regulations adopted by Landlord pertaining to the operation and management of the Building. if any rules and regulations are contrary to the terms of this Lease, the terms of the Lease shall govern.

      15. Damage or Destruction.

          A. Damage or Destruction of Premises Provided by the Landlord. If the Premises or any part thereof shall be damaged or partially destroyed by fire or any other casualty, the Tenant shall promptly notify the Landlord, and the Landlord will repair or rebuild the Premises, except as hereinafter provided. The restoration shall commence within ninety (90) days from the date of damage or partial destruction, provided, however, the Landlord may be granted such extensions of time for the adjustment of insurance and the preparation of plans and specifications as reasonably may be required.

                  No partial destruction or damage to the Premises or any part thereof shall permit the Tenant to surrender this Lease or relieve the Tenant from its obligations to pay rent or from any other obligations hereunder. The Tenant waives any rights now or in the future conferred upon it by statute or otherwise to quit or surrender this Lease or to any rebate, refund, suspension, diminution, abatement, or reduction of rent on account of any partial destruction or damage to the Building.

                  If the Premises is totally destroyed by fire or any other casualty, Tenant may elect to terminate this lease and promptly notify the Landlord, in writing, within thirty (30) days after the date of damage or destruction, and this Lease shall thereupon terminate. In the event the Tenant does not elect to terminate this Lease in case of total destruction, then the Landlord shall repair or rebuild the Premises, using any and all insurance proceeds therefor.

                  The Tenant hereby acknowledges that any and all insurance proceeds payable upon damage or destruction to the Premises, shall be payable to the Landlord and the Landlord may apply and use said proceeds as it deems appropriate, in its sole discretion.

            B. Damage or Destruction of Tenant Interior Improvements. If the Tenant-provided interior improvements thereof shall be damaged or partially destroyed by fire or other casualty, the Tenant shall notify the Landlord, and, at the Tenant's sole cost and expense, and whether or not the insurance proceeds are sufficient, restore, repair, replace, or rebuild such Tenant-provided interior improvements. Said restoration shall be at least equal in quality and class to the original construction, shall be of a design approved in writing by the Landlord, shall be performed pursuant to plans and specifications approved by the Landlord and in accordance with all procedures applicable to said work and all other provisions of this Lease. The restoration shall be commenced within ninety (90) days from the date of damage or partial destruction; however, the Landlord may grant such extensions of time for the adjustment of insurance and the preparation of plans and specifications as reasonably may be required. if the Premises as provided by the Landlord shall be totally destroyed, and the Tenant has not terminated this lease as provided in section 15A, then construction shall commence as soon as practicable after said damage or destruction. The architect or engineer in charge of restoration of Tenant provided interior improvements shall be selected by the Tenant and approved in writing by the Landlord. The Tenant shall diligently complete the restoration.

                  No partial destruction or damage to the Tenant-provided interior improvements shall permit the Tenant to surrender this Lease or relieve the Tenant from its obligations to pay rent or from any other obligations hereunder. The Tenant waives any rights now or in the future conferred upon it by stature or otherwise to quit or surrender this Lease or to any rebate, refund, suspension, diminution, abatement, or reduction of rent on account of any partial destruction or damage to the Tenant provided interior improvements.

      16. Holding Over. If the Tenant retains possession of the Premises or any part thereof, by lapse of time or otherwise, after the termination of this Lease, the Tenant shall pay the Landlord rent at double the rate payable for the year immediately preceding said holdover computed on per month basis, for the time the Tenant thus remains in possession. The provisions of this paragraph do not waive the Landlord's rights of re-entry or any other right hereunder. Any retention of the Premises after the termination of this lease or any extension thereof shall be considered as a month-to-month holdover unless otherwise agreed to in writing by both parties.

      17. Landlord's Remedies. All rights and remedies of the Landlord herein enumerated shall be cumulative, and this Lease shall not exclude any other right or remedy allowed herein or by law. If any provision hereof shall be held invalid or unenforceable, the remaining provisions hereof shall continue valid, enforceable and applicable.

            A. If the Tenant defaults in the payment of base rent, additional rent, or with regard to the payment of any other sums due hereunder and if said default is not remedied within ten (10) days after written demand is made by Landlord, then in any such event, Landlord may, if the Landlord so elects but not otherwise, either forthwith terminate this Lease and the Tenant's right to possession of the Premises, or, without terminating this Lease, forthwith terminate the Tenant's right to possession of the Premises and the Landlord may exercise any and all remedies available to it under Iowa law, including but not limited to, the foreclosure of its Landlord's lien against all tangible personal property excepting property that is confidential or otherwise proprietary in nature such as patents, copyrights, trade secrets, software programs, data, and the like of the Tenant maintained within the Building.

            B. If the Tenant defaults in the prompt and full performance of any other provision of this Lease; and if such default is not remedied or prompt and full performance is not accomplished by Tenant or Tenant has not promptly instituted and is not vigorously pursuing such remedies as are necessary to rectify such default within thirty days after written demand is made by Landlord, or if the Tenant abandons the Premises, then and in any such event, the Landlord may, if the Landlord so elects but not otherwise, forthwith terminate this Lease and the Tenant's right to the Premises or without terminating this Lease, forthwith terminate the Tenant's right to possession of the Premises and exercise any and all other remedies available to the Landlord under Iowa law, including but not limited to the foreclosure of its Landlord's lien as limited above.

            C. Upon any termination of this Lease, whether by lapse of time or otherwise, or upon termination of the Tenant's right to possession without termination of the Lease, the Tenant shall immediately surrender possession and vacate the Premises and deliver possession thereof to the Landlord, and the Tenant hereby grants to the Landlord full and free license to enter the Premises with or without process of law, and to repossess and remove any and all property therefrom using such force as may be necessary, without being deemed guilty of trespass, eviction, or forcible entry or detainer, and without relinquishing the Landlord's right to rent or any other right given to the Landlord hereunder or by operation of law.

            D. Any and all property which may be removed from the Premises by the Landlord pursuant to the authority of the Lease or of law, to which the Tenant is or may be entitled may be handled, removed and stored by the Landlord at the risk, cost and expense of the Tenant, provided, however, that Landlord shall use reasonable care and caution to prevent any, damage or loss to such property in removing and storing such property. The Tenant shall pay to the Landlord, upon demand, any and all reasonable expenses incurred in such removal and all reasonable storage charges against such property as long as the same shall be in the Landlord's possession or under the Landlord's control. Any such property of the tenant not removed from the Premises or retaken from storage by the Tenant within 60 days after the end of the term, however, terminated, or any extension thereof, shall be conclusively deemed to have been forever abandoned by the Tenant.

            E. If Tenant is adjudicated to be bankrupt or is found insolvent in any court of record, or if a receiver or trustee for the benefit of Tenant's creditors is appointed, Landlord at its sole option may terminate this Lease without notice and shall be entitled to damages as provided by law or the terms hereof, provided, however, that such adjudication, finding or appointment is not set aside within 30 days or an appeal therefrom shall not be prosecuted within said 30 days and said appeal is either pending or is concluded with the determination that Tenant is not bankrupt or insolvent.

            F. If Tenant should default under the terms of this Lease, Landlord shall be entitled to all reasonable costs, charges, expenses, and attorneys' fees incurred by Landlord in connection therewith.

      18. Tenant's Remedies Upon Default. If the Landlord is in default in performing any of the terms or provisions of this Lease and the Landlord fails to cure such default within thirty (30) days after receipt of written notice from the Tenant stating with particularity the nature and extent of the default (provided the nature of the default is of a character as to require more than 30 days to cure, the Landlord shall have an additional reasonable period of time to cure such default if the Landlord has commenced to cure such default within 30 days as is diligently pursuing the remedies or steps necessary to cure or correct such default), the Tenant shall have the following rights and remedies, which distinct and separate:

            A. The Tenant may cure the default, and the Landlord shall reimburse the Tenant, upon demand, for all the Tenant's direct costs;

            D. The Tenant shall have the right to exercise any and all rights and remedies available to it under applicable laws.

      19. Basic Finish. The Landlord agrees to provide Tenant "shell" Premises which will include the following basic interior finish:

            A.    Concrete floor.

            B.    Exterior walls with finish concrete masonry unit face.

            C.    Exterior windows and doors with glazing but no interior trim.

            D.    Warehouse level ambient light (approximately 10 foot candles).

            E. A 200 amp 3 phase panel at approximately the center of the north wall of the Building with the Tenant, at its own expense, extending electrical service to the Leased Premises.

            P. Plumbing services will be stubbed to the north wall of the Building with the Tenant, at its own expense, extending plumbing services to the Leased Premises.

            G. The heating, venting, and air conditioning units will be in place with some main runs but no secondary runs or defusers.

            H.    Exterior landscaping and parking will be in place.

      Landlord, at its sole cost, shall provide the above and such other improvements as are shown by the plans and specifications prepared by John Rice, R.A. dated August 29, 1994, and by this reference made a part hereof.

      All interior improvements shall be completed by the Tenant consistent with floor plans, specifications, and descriptions of materials provided by the Tenant to the Landlord, and to be approved by the Landlord. The Tenant shall provide Landlord with plans and specifications for Tenant improvements to be approved by Landlord which improvements shall be substantially completed within 90 days from the date Landlord releases the Premises to Tenant for construction of Tenant improvements. The Landlord agrees to advance the costs of the Tenant's improvements in an amount not to exceed $40,000.00 and the Tenant agrees to repay said $40,000.00 as per the attached amortization schedule with three percent interest per annum (amortization table attached) until all sums are paid in full. The parties agree to execute all necessary notes, security agreements, and financing statements to provide the Landlord with security agreements, and financing statements to provide the Landlord with security for the repayment of said sum.

      20. Option to Renew. The Tenant shall have one option to renew the term of this lease for one five-year term, which term shall commence immediately upon the expiration of the original term of this Lease. Said extension shall be upon the same terms and conditions contained herein, except for the rental rate described in this paragraph. In the event the Tenant desires to exercise its option to renew this lease, the Tenant shall notify the Landlord, in writing, not less than 120 days prior to the expiration of the term hereof. During the option period the rent payable shall equal the rent described above, $96,600.00 annually, adjusted by the change in the Bureau of Labor Statistics Consumer Price Index, U.S. City Average, All Urban Consumers (C.P.I.U.) for the month immediately preceding the end of the initial lease term from the index (expressed as a percentage or otherwise) for the month of October 1994. If publication of that index is terminated, a substantially equivalent successor thereto shall be used to determine the adjustment in rent during the option period.

      21. Environmental Matters. Tenant shall comply with all applicable environmental rules, regulations, and laws and the Tenant shall indemnify, defend and hold Landlord and the Iowa Research Park Corporation harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities, and losses (including reasonable attorneys' fees), arising out of a breach of or violation of any applicable environmental laws. The Tenant shall not cause any hazardous material, as described by state or federal law, to be used, generated, stored, or disposed of on, about, or under or transported to or from the Building, without first receiving the landlord's written consent, which consent may be withheld for any reason and revoked at any time. The Tenant acknowledges that the Landlord shall have no liability with respect to violations of the provisions of this paragraph.

      22. Subletting and Assignment. For purposes of this paragraph, any transfer of stock, change in equity ownership within the Tenant or any change of the Tenant's capital structure shall constitute an assignment or subletting, with the exception of changes resulting from public offerings and other changes where less than 49% of the Tenant's equity ownership has been transferred. With the exception stated above, the Tenant shall not assign or sublet this Lease or any part of the Building without the prior written consent of the Landlord, which consent shall not be unreasonably withheld under the following conditions:

            A. The assignee is at least as creditworthy, based upon financial statements submitted to the Landlord, as the Tenant.

            B. The assignee shall agree to abide by all the terms and conditions of this Lease.

            C. There shall be no defaults under the terms of this Lease at that time.

      Any assignment or subletting by the Tenant contrary to the terms hereof shall have the effect of accelerating all sums due hereunder during the remaining term of this Agreement, and shall constitute a default hereunder, thereby entitling Landlord to pursue any and all remedies available to it. No assignment or sublease shall relieve the Tenant of its obligations hereunder.

      23. Notices. All notice to be given by one party to the other party under this Lease shall be given in written form and mailed or delivered to the following:

            A. To the Landlord, 1400 Highway 13 S.E., Cedar Rapids, Iowa 52403-9803, or to such other person at such other address designated by Notice sent to Tenant and after commencement of the term of the address to which rent is payable.

            B. To the Tenant at the place set forth in the Schedule until Tenant takes possession of the Building, and thereafter at the Building or at such other address designated by notice to the Landlord.

      Mailed notices shall be sent by United States mail, Certified or Registered, postage prepaid. Such notice shall be deemed to have been given upon depositing in the United States mail.

      24. Quiet Possession. So long as Tenant shall observe and perform the covenants and agreements binding on it hereunder, Tenant shall at all times during the term herein granted peacefully and quietly have and enjoy the possession of the Premises without any encumbrance or hindrance by, from or through the Landlord, its successors or assigns.

      25. Miscellaneous.

            A. Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of the Landlord and the Tenant and their respective heirs, legal representatives and successors, and assigns.

            B. All amounts owed to the Landlord hereunder, for which the date of payment is not expressly fixed herein, shall be paid within thirty (30) days from the date the Landlord renders statements of account therefore and shall bear interest at the rate of ten (10%) per annum thereafter until paid.

            C. Tenant shall deliver to Landlord or to its mortgagee, auditors, or prospective purchaser when requested by Landlord, a certificate to the effect that Landlord is not in default therein, or stating specifically any exceptions thereto. Failure to give such a certificate within two (2) weeks after written request shall be conclusive evidence that the Lease is in full force and effect and Landlord is not in default and Tenant shall be estopped from asserting any defaults known to Tenant at that time.

            D. In the event that all or a substantial portion of the Premises is taken by eminent domain so that the Premises cannot be reasonably used by Tenant for the purposes for which it is demised, then at the option of either party the Lease may be terminated, effective as of the date of the taking. In this event, the entire award shall be paid to and retained by Landlord excepting however, that Tenant may receive therefrom any portion paid on account of its moving expenses.

MYRIAD DEVELOPERS, L.C.                     UROSURGE, INC.
an Iowa limited liability company           a corporation

By /s/ PATRICK H. MURPHY                    By [SIG]
   -------------------------------             ---------------------------------
   LANDLORD                                    TENANT

                               AMORTIZATION TABLE


Principal:             $40,000.00      Payment                        $ 1,486.00
Term:                          28      Monthly Rate:                        0.23%
Annual Rate:                 3.00%     Tot. Interest                  $ 1,461.32
Start Date:              02/01/98      Tot. Payments                  $40,000.00

           PAYMENT                      PRINCIPAL       EXTRA        PRINCIPAL
 PMT#       DATE         INTEREST        PORTION      PRINCIPAL       BALANCE
 ----    ----------      --------       ---------     ---------      ---------
   1       02/01/98       101.92         1,383.08                    38,616.92
   2       03/01/98        88.87         1,396.13                    37,220.79
   3       04/01/98        94.84         1,390.16                    35,830.63
   4       05/01/98        88.35         1,396.65                    34,433.98
   5       06/01/98        87.74         1,397.26                    33,036.72
   6       07/01/98        81.46         1,403.54                    31,633.18
   7       08/01/98        80.60         1,404.40                    30,228.78
   8       09/01/98        77.02         1,407.98                    28,820.80
   9       10/01/98        71.06         1,413.94                    27,406.86
  10       11/01/98        69.83         1,415.17                    25,991.69
  11       12/01/98        64.09         1,420.91                    24,570.78
  12       01/01/99        62.61         1,422.39                    23,148.39
  13       02/01/99        58.98         1,426.02                    21,722.37
  14       03/01/99        51.78         1,433.22                    20,289.15
  15       04/01/99        51.70         1,433.30                    18,855.85
  16       05/01/99        46.49         1,438.51                    17,417.34
  17       06/01/99        44.38         1,440.62                    15,976.72
  18       07/01/99        39.39         1,445.61                    14,531.11
  19       08/01/99        37.02         1,447.98                    13,083.13
  20       09/01/99        33.34         1,451.66                    11,631.47
  21       10/01/99        28.68         1,456.32                    10,175.15
  22       11/01/99        25.93         1,459.07                     8,716.08
  23       12/01/99        21.49         1,463.51                     7,252.57
  24     01/01/2000        18.48         1,466.52                     5,786.05
  25     02/01/2000        14.74         1,470.26                     4,315.79
  26     03/01/2000         9.93         1,475.07                     2,840.72
  27     04/01/2000         7.24         1,477.76                     1,362.96
  28     05/01/2000         3.36         1,362.96                         0.00